EXHIBIT 10.9(f)


           THIRD AMENDMENT AND RELEASE TO LOAN AND SECURITY AGREEMENT

          This Third Amendment and Release to Loan and Security Agreement, made as of December 3, 1996 (this "Amendment"), is by and between Diamond Exteriors, Inc. (f/k/a Diamond Home Services, Inc.) (the "Company") and American National Bank and Trust Company of Chicago (the "Bank"). Capitalized terms used in this Amendment and not otherwise defined have the meanings assigned to such terms in the Loan Agreement (as defined below).

                              W I T N E S S E T H:

          WHEREAS, Diamond Home Services, Inc. (f/k/a Diamond Exteriors, Inc.) ("DHS") and the Bank were parties to the Loan and Security Agreement dated as of February 6, 1996 (as such Agreement may be amended, restated, supplemented or otherwise modified from time to time, the" Loan Agreement");

          WHEREAS, under the Assignment, Delegation and Assumption Agreement dated as of May 24, 1996, by and among DHS, the Company (a wholly owned subsidiary of DHS) and the Bank, the Company assumed all of the rights, duties, obligations and liabilities of DHS under the Loan Agreement and other Related Documents;

          WHEREAS, the Bank has extended credit under the Loan Agreement to the Company as evidenced by (i) the Revolving Note dated as of June 14, 1996 (the "Existing Revolving Note"), made by the Company in favor of the Bank in the original principal amount of $5,000,000, (ii) the Finance Company Loan Note dated as of June 14, 1996 (the "Existing Finance Company Loan Note", made by the Company in favor of the Bank in the original principal amount of $5,000,000 and
(iii) the Investment Loan Note dated as of June 14, 1996 (the "Existing Investment Loan Note" and, together with the Existing Revolving Note and the Existing Finance Company Loan Note, the "Existing Notes"), made by the Company in favor of the Bank in the original principal amount of $5,000,000;

          WHEREAS, the Company has requested that the Bank, among other things,
(i) modify the terms of the credit facility evidenced by the Loan Agreement and the other Related Documents by, among other things, terminating the Finance Company Line of Credit and the Investment Loan Credit Commitment and (ii) release the security interests in and Liens on the Collateral securing the Liabilities, and the Bank has agreed to such a request, subject to the terms and conditions of this Amendment;

          WHEREAS, in furtherance of such a request, the Company and the Bank have agreed to amend and restate the Existing Revolving Note to (i) increase the maximum commitment to $15,000,000 and (ii) change the maturity date to November 30, 1997;

          WHEREAS, in furtherance of such a request, the Bank and the Company have agreed to amend the Loan Agreement to, among other things, (i) reflect the amendments to the Existing Revolving Note, (ii) provide for the issuance of commercial and standby letters of credit, (iii) change the interest rate applicable to Revolving Loans, (iv) terminate, effective as of December 1, 1996, the Unused Facility Fee, (v) modify certain financial and other covenants, (vi) modify certain terms and provisions of the Loan Agreement to reflect the termination of the Finance Company Line of Credit and the Investment Loan Credit Commitment and (vii) modify certain terms and provisions of the Loan Agreement to reflect the release of security interests in and Liens on the Collateral securing the Liabilities;

          NOW, THEREFORE, in consideration of the premises and the mutual agreements contained in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Company and the Bank agree as follows:

          SECTION 1.  AMENDMENTS TO LOAN AGREEMENT

          On the date this Amendment becomes effective, after satisfaction by the Company of each of the conditions set forth in Section 7 of this Amendment (the "Closing Date"), the Loan Agreement is amended, effective as of December 3, 1996 (except as otherwise specifically stated) as follows:

          1.1. The Loan Agreement is amended by deleting the following sections from the Loan Agreement in their entirety and replacing them with [intentionally omitted]: Section 2.3; Section 3.2; Section 3.3; Section 5.1(b); Section 5.1(c);
Section 5.3(c); Section 9.1(k); Section 9.28; Section 9.30; Section 11.2; and
Section 12.1(o).

          1.2. Section 1 of the Loan Agreement is amended by deleting the following definitions from such section in their entirety: "Finance Company Line Limit"; "Finance Company Line of Credit"; "Finance Company Line Repayment Date"; "Finance Company Line Termination Date"; "Finance Company Loans"; "Finance Company Loan Note"; "Investment Loan Credit Commitment"; "Investment Loan Credit Limit"; "Investment Loan Credit Repayment Date". "Investment Loan Credit Termination Date"; "Investment Loans"; "Investment Loan Note"; "Securitization Documentation"; "Special Purpose Note"; "Special Purpose Note Agreement"; "Trademark Security Agreement"; "Unused Facility Feel"; "Working Capital Note"; and "Working Capital Note Agreement."

          1.3. Section 1 of the Loan Agreement is further amended by deleting the definition of "Cash Flow Coverage Ratio" from such section in its entirety and replacing it as follows:

          "Cash Flow Coverage Ratio" means the ratio of (i) Earnings Before Interest and Taxes, plus (A) any unused reserves established for warranty claims, plus (B) all noncash expenses incurred by a Person during such period, minus (C) capital expenditures that are not funded by Capital Leases incurred during such period or by Loan or loan proceeds to (ii) total interest paid on Indebtedness in such period, plus (A) taxes actually paid by such Person (or, in the case of the Company, paid to Globe by the Company under the Tax Sharing Agreement effective as of September 15, 1994, between the Company and Globe) for such period, plus (B) total principal paid on Indebtedness (including, in the case of the Company, all principal payments to Diamond Home Services, Inc. with respect to the subordinated debt) in such period (but, in the case of the Company, not including (x) any payments of principal on the Revolving Loan unless made to reduce the Revolving Credit Limit under Section 5.1(a) or (y) any principal prepayments made in connection with the initial public offering of the common stock of Diamond Home Services, Inc.), plus (C) all cash dividends on capital stock paid by such Person during such period (but, in the case of the Company, not including the dividend of approximately $8,600,000 occurring in connection with the initial public offering of the common stock of Diamond Home Services, Inc.).

          1.4. Section 1 of the Loan Agreement is further amended by deleting the definition of "Credit Commitment" from such section in its entirety and replacing it as follows:

          "Credit Commitment" means the Revolving Loan Commitment.

          1.5. Section 1 of the Loan Agreement is further amended by deleting the definition of "Credit Facility" from such section in its entirety and replacing it as follows:

          "Credit Facility" means the Revolving Credit Limit.

          1.6. Section 1 of the Loan Agreement is further amended by deleting the definition of "Credit Termination Date" from such section in its entirety and replacing it as follows:

          "Credit Termination Date" means the Revolving Credit Termination Date.

          1.7. Section 1 of the Loan Agreement is further amended by deleting the definition of "Current Ratio" from such section in its entirety and replacing it as follows:

          "Current Ratio" means the ratio of a Person's (a) current assets (disregarding any of such Person's non-liquid assets (to the extent such assets are current assets), including, without limitation, covenants not to compete, prepaid expenses, deferred charges, goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks and brand names and, in the case of the Company, including any advances to the Finance Company permitted under this Agreement and, in the case of the Finance Company, all accounts receivable, notwithstanding the fact that such accounts receivable may be classified as long-term assets in accordance with GAAP) to (b) current liabilities.

          1.8. Section 1 of the Loan Agreement is further amended by deleting the definition of "Earnings Before Interest and Taxes" from such section in its entirety and replacing it as follows:

          "Earnings Before Interest and Taxes" means, for each preceding 12 month period, a Person's earnings before nonrecurring items, amortization, interest expense, depreciation and taxes as set forth in such Person's statements of income and retained earnings for such period.

          1.9. Section 1 of the Loan Agreement is further amended by adding the following definition alphabetically to such section as follows:

          "L/C Cash Collateral Account" means a deposit account opened by the Bank in the Company's name in which the Company will deposit amounts to cash collateralize Letters of Credit under this Agreement.

          1.10. Section 1 of the Loan Agreement is further amended by adding the following definition alphabetically to such section as follows:

          "Letters of Credit" means any commercial or standby letters of credit that are now or at any time hereafter issued by the Bank at the request and for the account of the Company and that have not expired or been revoked or terminated.

          1.11. Section 1 of the Loan Agreement is further amended by deleting the definition of "Liabilities" from such section in its entirety and replacing it as follows:

          "Liabilities" means any and all of the Company's obligations to the Bank, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, which arise out of or in connection with this Agreement, the Related Documents or the Company's reimbursement obligations, whether contingent or liquidated, with respect to any Letter of Credit.

          1.12. Section 1 of the Loan Agreement is further amended by deleting the definition of "Loans" from such section in its entirety and replacing it as follows:

          "Loans" means the Revolving Loans.

          1.13. Section 1 of the Loan Agreement is further amended by deleting the definition of "Notes" from such section in its entirety and replacing it as follows:

          "Notes" means the Revolving Note.

          1.14. Section 1 of the Loan Agreement is further amended by adding the definition of "Related Companies" to such section as follows:

          "Related Companies" means, collectively, Diamond Home Services, Inc., a Delaware corporation, and each of its wholly owned subsidiaries: the Company; the Finance Company; and Solitaire Heating and Cooling, Inc., a Delaware corporation.

          1.15. Section 1 of the Loan Agreement is further amended by deleting the definition of "Related Documents" from such section in its entirety and replacing it as follows:

          "Related Documents" means, collectively, the Notes, the Subordination Agreement dated as of June 14, 1996, among Diamond Home Services, Inc., the Company and the Bank and all other documents, instruments, agreements and certifi-cates executed by the Company pursuant to or in connection with this Agreement.

          1.16. Section 1 of the Loan Agreement is further amended by deleting the definition of "Revolving Credit Limit" from such section in its entirety and replacing it as follows:

          "Revolving Credit Limit" means an amount equal to $15,000,000 LESS any permanent reductions pursuant to Section 5.1(a).

          1.17. Section 1 of the Loan Agreement is further amended by deleting the definition of "Tangible Net Worth" in its entirety and replacing it as follows:

          "Tangible Net Worth" means, with respect to any Person at any time, such Person's net worth (determined in accordance with GAAP, which includes account receivables) after subtracting therefrom the aggregate amount of any intangible assets of such Person as determined in accordance with GAAP. In the case of the Company, any subordinated debt from Diamond Home Services, Inc. will also be included in the calculation of "Tangible Net Worth."

          1.18. Section 2.1 of the Loan Agreement is amended by deleting the first sentence of such section in its entirety and replacing it as follows:

     On the terms and subject to the conditions set forth in this Agreement, the Bank agrees to make revolving loans (collectively, "Revolving Loans") to the Company from time to time before the Revolving Credit Termination Date in such aggregate amounts as the Company may from time to time request but not exceeding at any one time outstanding the Revolving Credit Limit minus the aggregate stated amount of all outstanding Letters of Credit.

          1.19.  Section 2.2 of the Loan Agreement is amended by deleting such section in its entirety and replacing it as follows:

          2.2  Letters of Credit.

          (a) On the terms and subject to the conditions set forth in this Agreement, the Bank shall issue for the account of the Company Letters of Credit during the period commencing on December 3, 1996, and continuing through the date 30 days prior to the Maturity Date (or such other date as the Bank gives its prior written consent) at such stated amounts as the Company may from time to time request but not exceeding at any one time outstanding in the aggregate an amount equal to the lesser of (i) $1,000,000 and (ii) the difference between the Revolving Credit Limit minus the outstanding aggregate principal amount of Loans. The Letters of Credit shall be in form and substance reasonably acceptable to the Bank. The expiration date on any Letter of Credit shall not be later than 30 Business Days prior to the Maturity Date (or such other date as the Bank gives its prior written consent). The Company shall reimburse the Bank, immediately upon demand, for any payments made by the Bank to any Person with respect to any Letter of Credit and, until the Bank shall be so reimbursed by the Company, such payments by the Bank shall be deemed to be Revolving Loans. without limiting the generality of the foregoing, the Bank at its sole discretion, may deduct any such amounts due and owing from any account of the Company with the Bank.

          (b) The Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment by the beneficiary under any Letter of Credit issued by the Bank to ascertain that the same appear on their face to be in conformity with the terms and conditions of such Letter of Credit. If, after examination, the Bank shall have determined that a demand for payment under such Letter of Credit does not conform to the terms and conditions of such Letter of Credit, then the Bank shall, as soon as reasonably practicable, give notice to the beneficiary and the Company that negotiation was not in accordance with the terms and conditions of such Letter of Credit, stating the reasons therefor and that the relevant document is being held at the disposal of such beneficiary or is being returned to such beneficiary, as the Bank may elect. The beneficiary may attempt to correct any such nonconforming demand for payment under such Letter of Credit if, and to the extent that, such beneficiary is entitled (without regard to the provisions of this sentence) and able to do so. If the Bank determines that a demand for payment under such Letter of Credit conforms to the terms and conditions of such Letter of Credit, then the Bank shall make payment to the beneficiary in accordance with the terms of such Letter of Credit. The Bank shall have the right to require the beneficiary to surrender such Letter of Credit to the Bank on the stated expiration date of such Letter of Credit.

          (c) As between the Company and the Bank, the Company assumes all risks of the acts and omissions of, or misuse of Letters of Credit by, the respective beneficiaries of the Letters of Credit. In furtherance and not in limitation of the foregoing, subject to the provisions of the Letter of Credit applications, the Bank shall not be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of the Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of a Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telecopy or otherwise, whether or not they be in cipher; (v) for errors in interpretation of technical terms;
     (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) for any consequences arising from causes beyond the control of the Bank, including, without limitation, any governmental acts. In furtherance of the foregoing, and without limiting the generality thereof, the Company agrees to indemnify and hold harmless the Bank from and against each and every claim which might arise against the Bank by reason of any transfer, sale, delivery, surrender or endorsement of any bill of lading, warehouse receipt or other document held by the Bank or for its account, other than claims arising from the Bank's gross negligence or willful misconduct. None of the above shall affect, impair, or prevent the vesting of any of the Bank's rights or powers hereunder or the Company's obligation to make reimbursement.

          (d) The Company shall promptly examine (i) the copy of any Letter of Credit, including any amendments thereto, sent to it by or on behalf of the Bank and (ii) all documents and instruments delivered to it by or on behalf of the Bank in connection with such Letters of Credit. In the event of any claim of noncompliance with the Company's instructions or other irregularity, the Company shall promptly, but no later than two Business Days notify the Bank thereof in writing. The Company shall be conclusively deemed to have waived any such claim against the Bank unless such notice is given as aforesaid.

          (e) on the Credit Termination Date, the Company will pay to the Bank in same day funds at the Bank's office, for deposit in the L/C Cash Collateral Account, an amount equal to 105% of the aggregate undrawn amount of all outstanding Letters of Credit. The Bank may at any time apply any or all of such cash and cash collateral to the payment of any or all of the Liabilities, including, without limitation, to the payment of any or all of the Company's reimbursement obligations with respect to any Letter of Credit. Interest payable on the L/C Cash Collateral Account will be collected by the Bank and will be paid to the Company as it is received by the Bank less any fees or other amounts owing by the Company to the Bank with respect to any Letter of Credit and less any amounts necessary to pay any of the Liabilities which may be due and payable at such time. The Bank has no obligation to pay interest on any credit balances in the L/C Cash Collateral Account. If at any time the Bank determines that any funds held in the L/C Cash Collateral Account are subject to any right or claim of any Person other than the Bank or that the total amount of such funds is less than 105% of the aggregate stated amount of all outstanding Letters of Credit, the Company will pay to the Bank, as additional funds to be deposited and held in the L/C Cash Collateral Account, an amount equal to
     (i) 105% of the aggregate stated amount of all outstanding Letters of Credit minus (ii) the total amount of funds, if any, then held in the L/C Cash Collateral Account that the Bank determines to be free and clear of any such right and claim.

          1.20.  Section 2.4 of the Loan Agreement is amended by deleting such section in its entirety and replacing it as follows:

          2.4 Loan Borrowing Procedures. The Bank will have received, (1) by 1:00 p.m. (Chicago time) on the Business Day on which an advance is to be made for Base Rate Loans, (2) by 11:00 a.m. (Chicago time) on the third Business Day prior to the Business Day on which the advance is to be made for LIBOR Loans or (3) by 11:00 a.m (Chicago time) on the second Business Day prior to the date a Letter of Credit is to be issued under this Agreement (i) irrevocable telephonic notice of each proposed Loan borrowing or Letter of Credit issuance, specifying the amount of such advance or issuance and (ii) in the case of a request for a LIBOR Loan, the date of such LIBOR Loan and the duration of the Interest Period for such LIBOR Loan; provided, however, that only four LIBOR Loans may be outstanding at any time. Each request for a Loan or Letter of Credit automatically constitutes a representation and warranty by the Company that, as of the date of such requested Loan or Letter of Credit, all conditions precedent to the making of such Loan or issuance of such Letter of Credit set forth in Section 11 are satisfied. Each borrowing of a Loan or issuance of a Letter of Credit must be on a Business Day.

          1.21.  Section 4.1 of the Loan Agreement is amended by deleting such section in its entirety and replacing it as follows:

          4.1 Interest Rates on Loans. The Company shall pay to the Bank interest on the outstanding principal balance of each Revolving Loan at a rate per annum equal to (i) during such periods as such Revolving Loan is a Base Rate Loan, the Base Rate and (ii) during such periods as such Revolving Loan is a LIBOR Loan, the sum of LIBOR applicable to such periods plus 1.35%; provided, however, that, if any principal of any Revolving Loan is not paid when due (whether by acceleration or otherwise), the unpaid principal amount of such Revolving Loan shall bear interest after such due date until paid at a rate per annum equal to the applicable interest rate in effect from time to time for such Revolving Loan plus 3.50%

          1.22.  Section 4.2 of the Loan Agreement is amended by deleting such section in its entirety and replacing it as follows:

          4.2 Interest Payment Dates. Accrued interest on each Base Rate Loan is payable on the last Business Day of each calendar month and at maturity, whether by acceleration or otherwise, commencing on the last day of the month in which such Base Rate Loan is made. Accrued interest on each LIBOR Loan is payable at the end of the applicable Interest Period and, if the applicable Interest Period is greater than three months, at the end of each three-month period following commencement of such Interest Period and at maturity, whether by acceleration or otherwise. After maturity, whether by acceleration or otherwise, on the stated maturity date or otherwise, accrued interest on all Loans shall be payable on demand.

          1.23. Section 4.4 of the Loan Agreement is amended, effective as of December 1, 1996, by deleting such section in its entirety and replacing it as follows:

          4.4 Letter of Credit Fees. For each Letter of Credit, the Company will pay to the Bank a fee (the "L/C Fee") equal to (i) 1.50% per annum of the undrawn face amount of each standby Letter of Credit and (ii) 0.25% per issuance of the face amount of each commercial Letter of Credit. The L/C Fee for standby Letters of Credit is payable quarterly in advance, on the first day of each calendar quarter during which each such standby Letter of Credit remains outstanding and will be computed on the basis of a 360-day year for the actual number of days elapsed. The L/C Fee for commercial Letters of Credit is payable upon the issuance of each such commercial Letter of Credit. The L/C Fee is the Bank's standard fee for letters of credit and may change as the Bank announces new letter of credit fees in Chicago, Illinois. Any change in such fees is effective as of the effective date stated in the announcement by the Bank of such change and the Bank has no obligation to notify the Borrower of such change. In addition, the Borrower will pay to the Bank all customary charges and out-of-pocket and additional expenses in connection with the issuance and administration of any Letters of Credit issued under this Agreement.

          1.24. Section 5.3 of the Loan Agreement is amended by deleting subsection (a) from such section in its entirety and replacing it as follows:

          (a) The Company agrees that, if at any time the aggregate unpaid principal amount of the Revolving Loans plus the aggregate stated amount of all outstanding Letters of Credit exceeds the Revolving Credit Limit, the Company will forthwith make a mandatory prepayment of principal of the Revolving Loans in an amount equal to such excess. Each such mandatory prepayment shall be without premium or penalty.

          1.25.  Section 7.10 of the Loan Agreement is amended by deleting such section in its entirety and replacing it as follows:

          7.10 Termination of Security Interest and Liens. The Bank's security interest and other Liens in, on and to the Collateral shall terminate when all the Liabilities have been finally and fully paid and performed and all Letters of Credit have expired or been revoked or terminated, at which time the Bank shall reassign and redeliver (or cause to be reassigned and redelivered) to the Company, or to such Person as the Company shall designate, against receipt, such of the Collateral (if any) assigned by the Company to the Bank as shall not have been sold or otherwise applied by the Bank pursuant to the terms hereof and shall still be held by it hereunder, together with appropriate instruments of reassignment and release. Any such reassignment shall be without recourse upon or representation or warranty by the Bank and shall be at the Company's cost and expense.

          1.26. Section 9.1 of the Loan Agreement is amended by deleting sections (b) and (c) from such section in their entirety and replacing them as follows:

          (b) Interim Reports. On or before the 45th day after the end of each of the Company's fiscal quarters, a copy of the quarterly report on Form 10-Q filed by Diamond Home Services, Inc. with the Securities Exchange Commission for such fiscal quarter and unaudited financial statements of the Related Companies prepared in a manner consistent with the financial statements referred to in Section 9.1(a), signed by an Authorized Officer or a counterpart at another Related Company and consisting of at least consolidating balance sheets as at the close of such fiscal quarter and statements of earnings for such fiscal quarter and for the period from the beginning of such fiscal year to the close of such fiscal quarter.

          (c) Certificates. At the Bank's option, contemporaneously with the furnishing of each annual financial statement and each quarterly statement provided for in this Section 9.1, a duly completed certificate in the form of ' Exhibit P with appropriate insertions (each such certificate herein called a "Compliance Certificate") dated the date of such annual financial statement or such quarterly statement and signed by an Authorized Officer, which Compliance Certificate shall state that no Event of Default or Unmatured Event of Default has occurred and is continuing, or, if there is any such event, shall describe it and the steps, if any, being taken to cure it. In addition, except in the case of a Compliance Certificate dated the date of such annual financial statement, the Compliance Certificate shall contain a computation of, and show compliance with, each of the financial ratios and restrictions contained in this Section 9.

          1.27.  Section 9.6 of the Loan Agreement is amended by deleting such section in its entirety and replacing it as follows:

          9.6 Limits on Credit Commitments. Not permit the aggregate outstanding principal amount of the Revolving Loans plus the aggregate amount of all outstanding Letters of Credit to exceed the then-current Revolving Credit Limit.

          1.28. Section 9.7 of the Loan Agreement is amended by deleting such section in its entirety and replacing it as follows:

          9.7 Tangible Net Worth. Commencing January 1, 1997, not permit the Related Companies' Tangible Net Worth (as measured on a consolidated basis) to be less than $18,000,000 plus 50% of the Related Companies' net income (as determined in accordance with GAAP), calculated at the end of each of the Company's fiscal quarters through the Credit Termination Date.

          1.29.  Section 9.9 of the Loan Agreement is amended by deleting such section in its entirety and replacing it with "[INTENTIONALLY OMITTED]."

          1.30.  Section 9.10 of the Loan Agreement is amended by deleting such section in its entirety and replacing it as follows:

          9.10 Current Ratio. Not permit the Related Companies' Current Ratio (as measured on a consolidated basis) to be less than 1.5:1, calculated the at the end of each of the Company's fiscal quarters through the Credit Termination Date.

          1.31.  Section 9.11 of the Loan Agreement is amended by deleting such section in its entirety and replacing it as follows:

          9.11 Cash Flow Coverage. Not permit the Related Companies' Cash Flow Coverage Ratio (as measured on a consolidated basis) to be less than 1.3:1, calculated as of the end of each of the Company's fiscal quarters through the Credit Termination Date and measured over the immediately preceding twelve-month period ending on such calculation date.

          1.32. Section 9.14 of the Loan Agreement is amended by deleting clauses (j), (k) and (1) from such section in its entirety and replacing them as follows:

          (j) [INTENTIONALLY OMITTED]; (k) [INTENTIONALLY OMITTED]; or (1) [INTENTIONALLY OMITTED];

          1.33.  Section 9.19 of the Loan Agreement is amended by deleting such section in its entirety and replacing it as follows:

          9.19 Use of Proceeds.

          (a) Not use or permit the use of any proceeds of any Revolving Loan other than (i) to support the Company's working capital and (ii) for advances, not exceeding $5,000,000 in the aggregate, to the Finance Company to be used by the Finance Company solely to support the Finance Company's working capital.

          (b) Not use or permit the use of any proceeds of any Loan other than solely for the purposes specified in 815 ILCS 205/4; and not use or permit the direct or indirect use of any proceeds of or with respect to the Loans for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying" (within the meaning of Regulation U) Margin Stock.

          1.34.  Section 9.20 of the Loan Agreement is amended by deleting such section in its entirety and replacing it as follows:

          9.20 Transactions with Affiliates. Not enter into any transaction with any Affiliate except (a) transactions in the ordinary course of business and on terms and conditions at least as favorable to the Company as the terms and conditions that would apply in a similar transaction with a Person who is not an Affiliate (including, without limitation, administrative contracts with HI, Inc. to provide telephone services), (b) an agreement with The Handy Craftsman, Inc. pursuant to which the Company leases space and prepays payroll in an outstanding amount at any time not exceeding $100,000 and (c) the subordinated promissory note made by the Company to Diamond Home Services, Inc. in connection with the initial public offering of the common stock of Diamond Home Services, Inc.

          1.35. Section 11 of the Loan Agreement is amended by deleting the introduction to such section in its entirety and replacing it as follows:

          The Bank's obligation to make any Loan or issue any Letter of Credit is subject to the following conditions precedent:

          1.36. Section 11.1 of the Loan Agreement is amended by deleting such section (up to subsection (a)) in its entirety and replacing it as follows:

          11.1 Initial Loans; Initial Letters of Credit. The Bank's obligation to make any initial Revolving Loan or issue any initial Letter of Credit is, in addition to the conditions precedent specified in Section 11.3, subject to the satisfaction of each of the following conditions precedent:

          1.37. Section 11.3 of the Loan Agreement is amended by deleting such section (up to subsection (a)) in its entirety and replacing it as follows:

          11.3 All Loans; All Letters of Credit. The Bank's obligation to make any initial Loans or issue any initial Letter of Credit, and each subsequent Loan and Letter of Credit, is subject to the following conditions precedent:

          1.38. Section 11.3(d) of the Loan Agreement is amended by deleting such section in its entirety and replacing it as follows:

          (d) No Letter of Credit Prohibition. As to requested Letters of Credit, no order, judgment or decree of any Governmental Authority will, or will purport to, enjoin or restrain the Bank from issuing the requested Letter of Credit nor will any law or governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Bank prohibit or request that the Bank refrain from the issuance of Letters of Credit in particular or impose upon the Bank with respect to any Letter of Credit any restrictive or reserve requirement (for which the Bank is not otherwise compensated) or any uncumbered loss, cost or expense which was not in effect as of December 3, 1996.

          1.39. Section 12.1 of the Loan Agreement is amended by deleting subsection (p) from such section in its entirety and replacing it as follows:

          (p) Finance Company Advances. The Finance Company uses the proceeds of any advance from the Company other than for general corporate purposes and to support the Finance Company's working capital.

          1.40. Section 12.2.1 of the Loan Agreement is amended by deleting such section in its entirety and replacing it as follows:

               12.2.1  Acceleration.

          (a) If any Event of Default described in Section 12.1(d) shall occur, the Credit Commitment (if it has not theretofore terminated) shall immediately terminate and all Loans, Notes and all other Liabilities, including, without limitation, all of the Company's contingent liabilities with respect to any Letters of Credit, shall become immediately due and payable, all without presentment, demand or notice of any kind.

          (b) If any other Event of Default shall occur, the Bank may declare the Credit Commitment (if it has not theretofore terminated) to be terminated and all Loans, Notes and all other Liabilities, including, without limitation, all of the Company's contingent liabilities with respect to any Letters of Credit, to be due and payable, whereupon the Credit Commitment shall immediately terminate and all Loans, Notes and all other Liabilities, including, without limitation, all of the Company's contingent liabilities with respect to any Letters of Credit, shall become immediately due and payable, all without presentment, demand or notice of any kind.

          (c) If an Event of Default shall occur, the Bank may, regardless of whether the Bank is taking any of the actions described in this Section
     12.2.1 or otherwise, make demand upon the Company to, and immediately upon such demand the Company shall, pay to the Bank in immediately available funds at the Bank's office, for deposit in the L/C Cash Collateral Account, an amount equal to 105% of the aggregate undrawn amount of all outstanding Letters of Credit. All such amounts will be treated as described in
     Section 2.2(e).

          1.41. Section 13.2 of the Loan Agreement is amended by deleting subsection (a) from such section in its entirety and replacing it as follows:

          (a) if to the Company, addressed to the Company at its address shown below its signature hereto, with a copy to Ann Crowley Patterson, Esq. at the same address; or

          SECTION 2.     AMENDMENTS TO EXHIBITS AND RELATED
                         DOCUMENTS

          2.1.  Amendment to Exhibits to Loan Agreement.  On the Closing Date,
(i) Exhibit A to the Loan Agreement will be replaced with Exhibit A to this Amendment and (ii) Exhibits B, C, J, K, L, M and N to the Loan Agreement will be deleted in their entirety.

          2.2. Amendment to Related Documents. On the Closing Date, the Existing Revolving Note will be amended, restated and replaced in its entirety by the Amended and Restated Revolving Note of even date with this Amendment (the "Amended Note"), made by the Company in favor of the Bank in the original principal amount of the Revolving Credit Limit.

          2.3. Return of the Existing Notes. On the Closing Date and after receipt of the Amended Note, the Bank will (i) mark the Existing Revolving Note "superseded" and return it to the Company and (ii) mark both the Existing Finance Company Loan Note and the Existing Investment Loan Note "cancelled" and return them to the Company.

          SECTION 3.  EXISTING LOANS

          The Company acknowledges that it has no indebtedness to the Bank on the Finance Company Loans and the Investment Loans, including any accrued and unpaid interest and fees on the principal amount of such loans. On the Closing Date, the Finance Company Loans, evidenced by the Existing Finance Company Loan Note, and the Investment Loans, evidenced by the Existing Investment Loan Note, will automatically, without further action on the part of the Company or the Bank, become evidenced by the Amended Note and, to that extent, the Amended Note is issued in renewal of, and evidences the same indebtedness formerly evidenced by, the Existing Finance Company Loan Note and the Existing Investment Loan Note as well as evidencing the Revolving Loans made pursuant to the Existing Revolving Note and the additional Revolving Loans made under the Loan Agreement, as amended by this Amendment. Except as set forth in the last sentence of this
Section 3, after the Closing Date the Finance Company Loans and the Investment Loans will be treated as though they constituted Revolving Loans under the Loan Agreement, as amended by this Amendment, in an amount equal to the aggregate unpaid principal balance of such Finance Company Loans or the Investment Loans on the Closing Date. If any accrued and unpaid interest or fees are outstanding in respect of any of the Finance Company Loans or the Investment Loans as of the date that such Finance Company Loans and the Investment Loans become evidence by the Amended Note, such accrued interest or fees will be evidenced by the Amended Note and will be due and payable on the first interest payment date under the Amended Note. On the Closing Date, both the Finance Company Line of Credit and the Investment Loan Credit Commitment under the Loan Agreement will terminate.

          SECTION 4.  RELEASE

          4.1. Release of Security Interests and Liens. In addition to the Loan Agreement, the following Related Documents were executed by the Company to grant the Bank a security interest in and Lien upon the Collateral, each dated as of February 6, 1996: (i) a Trademark Security Agreement made by the Company in favor of the Bank; (ii) a Blocked Deposit Account Agreement among the Company, the Bank and Amcore Bank N.A. Northwest; and (iii) a Declaration and Agreement among the Company, the Bank and the owner of the Company's headquarters. On the Closing Date, the Bank acknowledges and agrees that all of the security interests and Liens granted to the Bank by the Company under the Loan Agreement and other Related Documents (including, without limitation, the other Related Documents listed above) will terminate and be released.

          4.2. Termination of Certain Provisions of the Loan Agreement. In order to effect the releases set forth in Section 4.1 of this Amendment, commencing on the Closing Date and continuing until the Company and the Bank expressly agree otherwise, the following provisions of the Loan Agreement will be of no further force and effect: Section 5.3(b); Section 7; Section 8.6;
Section 8.20; Section 8.21; the second sentence of Section 9.4(b); Section 9.19(b); Section 10; Section 12.1(m); Section 12.2.2; Section 12.2.4; Section 12.2.5; Section 13.1(c)(iv); Section 13.1(d); Section 13.13; Section 13.17; and
Section 13.18.

          4.3. Termination Agreements; Further Assurances. On or after the Closing Date, the Bank will execute and deliver (i) UCC-3 termination statements, (ii) a Release of Security Interest in Trademarks, (iii) a letter to Amcore Bank N.A. Northwest informing such bank of the termination of the Blocked Deposit Account Agreement and (iv) a letter to the owner of the Company's headquarters informing such owner of the termination of the Declaration and Agreement, each to evidence the termination and release of the security interests and Liens granted under the terms and conditions of Section 4.1 of this Amendment. After the Closing Date, the Bank will deliver such further termination statements and releases reasonably requested by Company to effectuate the release of all of the Bank's security interests and liens in the Collateral.

          SECTION 5.  CONSENT

          5.1. Finance Company Documents. On the Closing Date, the Bank consents to (i) the cancellation of the Special Purpose Note Agreement, the Special Purpose Note, the Working Capital Note Agreement, the Working Capital Note and the Security Agreement dated as of February 6, 1996, made by the Finance Company in favor of the Company and (ii) the termination of all security interests and Liens granted by the Finance Company to the Company.

          5.2. No Waiver. Nothing in this Amendment in any way is deemed to be a consent or waiver of any Event of Default or an agreement to forbear from exercising any remedies with respect to any Event of Default.

          SECTION 6.  REPRESENTATIONS AND WARRANTIES

          To induce the Bank to enter into this Amendment and to extend further credit under the Loan Agreement, as amended by this Amendment, the Company represents and warrants to the Bank that:

     6.1. Due Authorization; No Conflict; No Lien; Enforceable Obligation. The execution, delivery and performance by the Company of this Amendment and the Amended Note are within its corporate powers, have been duly authorized by all necessary corporate action, have received all necessary governmental, regulatory or other approvals (if any is required), do not and will not contravene or conflict with any provision of (i) any law, (ii) any judgment, decree or order or (iii) its articles or certificate of incorporation or by-laws and do not and will not contravene or conflict with, or cause any lien to arise under, any provision of any agreement or instrument binding upon the Company or upon any of its property. This Amendment, the Loan Agreement, as amended by this Amendment, and the Amended Note are the legal, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms.

          6.2. No Default; Representations and Warranties. As of the Closing Date, (i) no Event of Default or Unmatured Event of Default under the Loan Agreement, as amended by this Amendment, has occurred and is continuing or will result from the amendments set forth in this Amendment and (ii) the representations and warranties of the Company contained in the Loan Agreement, as amended by this Amendment, are true and correct.

          SECTION 7.  CONDITIONS TO EFFECTIVENESS

          The obligation of the Bank to make the amendments, releases and consents contemplated by this Amendment, and the effectiveness thereof, are subject to the following:

          7.1. Representations and Warranties. The representations and warranties of the Company contained in this Amendment are true and correct as of the Closing Date.

          7.2. Documents. The Bank has received all of the following, each duly executed and dated as of the Closing Date (or such other date as is satisfactory to the Bank) in form and substance satisfactory to the Bank:

          (A)  Third Amendment and Release.  This Amendment.

          (B) Amended Note. The Amended Note substantially in the form of Exhibit A to this Amendment.

          (C) Guaranty. A guaranty made by DHS in favor of the Bank substantially in the form of Exhibit B to this Amendment (the "Guaranty").

          (D) Legal Opinion. An opinion of the Company's legal counsel to the effect that (i) the Company has the power and authority to execute, deliver and perform this Amendment and the Amended Note and that this Amendment and the Amended Note have been duly authorized and (ii) this Amendment and the Amended Note are the legal, valid and binding obligations of the Company.

          (E) Company's Secretary's Certificate. A certificate of the Secretary of the Company as to (i) no amendments or modifications to the Company's articles or certificate of incorporation or by-laws since May 24, 1996, and (ii) resolutions of the board of directors of the Company authorizing or ratifying the execution, delivery and performance of this Amendment and the Amended Note.

          (F) DHS' Secretary's Certificate. A certificate of the Secretary of DHS as to (i) no amendments or modifications to DHS' articles or certificate of incorporation or by-laws since May 24, 1996, and (ii) resolutions of the board of directors of DHS authorizing or ratifying the execution, delivery and performance of the Guaranty.

          (G) Consents. Certified copies of all documents evidencing any necessary corporate action, consents and governmental approvals, if any, with respect to this Amendment, the Amended Notes, any other document provided for under this Amendment or the Guaranty.

          (H) Good Standing Certificates. Good standing certificates for the Company from the States of Delaware and Illinois and for DHS from the State of Delaware.

          (I) Reaffirmation by DHS. A reaffirmation by DHS as to the Subordinated Debt under, and as defined in, the Subordination Agreement dated as of June 14, 1996, among DHS, the Company and the Bank.

          (J)  Other.  Such other documents as the Bank may reasonably request.

          SECTION 8.  MISCELLANEOUS

          8.1. Captions. The recitals to this Amendment (except for definitions) and the section captions used in this Amendment are for convenience only and do not affect the construction of this Amendment.

          8.2. Governing Law; Severability. THIS AMENDMENT IS A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS. Wherever possible, each provision of this Amendment must be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Amendment is prohibited by or invalid under such law, such provision is ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

          8.3. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart is deemed to be an original, but all such counterparts together constitute but one and the same Amendment. The Company and the Bank agree to accept facsimile counterparts.

          8.4. Successors and Assigns. This Amendment is binding upon the Company, the Bank and their respective successors and assigns, and inures to the sole benefit of the Company, the Bank and their successors and assigns. The Company cannot assign its rights or delegate its duties under this Amendment.

          8.5. References. From and after the Closing Date, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein," or words of like import, and each reference in the Loan Agreement or any other Related Document to the Loan Agreement, the Existing Revolving Note or to any term, condition or provision contained "thereunder," "thereof," "therein," or words of like import, mean and are a reference to the Loan Agreement or the Existing Revolving Note (or such term, condition or provision, as applicable) as amended, supplemented, restated or otherwise modified by this Amendment or the Amended Note, as applicable.

          8.6. Continued Effectiveness. Except as set forth in Section 3 of this Amendment, notwithstanding anything contained in this Amendment to the contrary, the terms of this Amendment and the Amended Note are not intended to and do not serve to effect a novation as to the Loan Agreement or the Existing Notes, as applicable. Except as set forth in Section 3 of this Amendment, the Company and the Bank expressly do not intend to extinguish the Loan Agreement or the Existing Notes. Instead, it is the express intention of the Company and the Bank to reaffirm the indebtedness created under the Loan Agreement, which is evidenced by the Existing Notes. The Loan Agreement, as amended by this Amendment, and the Existing Revolving Note, as amended and restated by the Amended Note, remain in full force and effect and the terms and provisions of the Loan Agreement and the Existing Revolving Note are ratified and confirmed.

          8.7. Costs, Expenses and Taxes. The Company affirms and acknowledges that Section 13.5 of the Loan Agreement applies to this Amendment and the transactions and agreements and documents contemplated under this Amendment.


          Delivered at Chicago, Illinois, as of the day and year first above written.


                              DIAMOND EXTERIORS, INC.



                              By:
                                 Name:
                                 Title:


                              AMERICAN NATIONAL BANK AND
                               TRUST COMPANY OF CHICAGO



                              By:
                                 Laurie B. Tanselle
                                 Assistant Vice President




          Delivered at Chicago, Illinois, as of the day and year first above written.


                              DIAMOND EXTERIORS, INC.



                              By:
                                 Name:
                                 Title:


                              AMERICAN NATIONAL BANK AND
                               TRUST COMPANY OF CHICAGO



                              By:
                                 Laurie B. Tanselle
                                 Assistant Vice President